SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT ("AGREEMENT") dated as of June 22, 2000 between netGuru, Inc., a Delaware corporation f/k/a Research Engineers, Inc. (the "COMPANY"), and Elliott Associates, L.P., a Delaware limited partnership, and Westgate International, L.P., a Cayman Islands limited partnership (individually and collectively, the "INVESTOR").

                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, the Company and the Investor are parties to that certain securities purchase agreement dated as of March 8, 2000 pursuant to which the Investor purchased in the aggregate 12,000 shares of the Company's preferred stock (as later exchanged for a different series of preferred stock, the "Preferred Stock") and warrants to purchase 90,000 shares of the Company's common stock, among other things, and entered into a related registration rights agreement as of the same date (collectively, such securities purchase agreement, warrants and registration rights agreement, together with the Certificate of Designations related to such Preferred Stock, are hereinafter referred to as the "Preferred Stock Agreements");

                  WHEREAS, the Company desires to sell and issue to the Investor, and the Investor wishes to purchase from the Company, an aggregate of 200,000 shares (the "COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), and warrants (the "WARRANTS") to purchase 60,000 shares ("WARRANT SHARES") of Common Stock in the form of Exhibit B attached hereto, on the terms and conditions set forth herein; and

                  WHEREAS, the Investor will have registration rights with respect to the Common Shares and Warrant Shares pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investor substantially in the form of EXHIBIT C hereto ("REGISTRATION RIGHTS AGREEMENT");

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                       PURCHASE AND SALE OF COMMON SHARES
                       ----------------------------------

         Section 1.1 ISSUANCE OF COMMON SHARES AND WARRANTS. Upon the following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the number of Common Shares and Warrants indicated next to the Investor's name on Schedule I attached hereto.

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         Section 1.2 PURCHASE PRICE. The purchase price for the Common Shares and Warrants to be acquired by the Investor (the "PURCHASE PRICE") shall be the Purchase Price set forth next to the Investor's name on SCHEDULE I.

         Section 1.3 THE CLOSING.

         (a) Subject to the fulfillment or waiver of the conditions set forth in
Article V hereof, the purchase and sale of the Common Shares and Warrants shall take place at a closing (the "CLOSING"), on or about the date hereof or such other date as the Investor and the Company may agree upon (the "CLOSING DATE").

         (b) FORM OF PAYMENT. Each Investor shall pay their respective purchase price for the Common Shares and Warrants by wire transfer to the account designated by the Company in writing to each Investor against delivery of the applicable Common Shares and Warrants, upon satisfaction of the other conditions to the Closing. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. In lieu of delivering physical certificates representing the Common Shares at Closing, the Company shall deliver to its transfer agent, with a copy simultaneously at Closing to the Investor's counsel, a letter authorizing and directing such transfer agent to deliver certificates representing the Common Shares to the Investor within three (3) business days after the Closing. Once payment of the Purchase Price has been made by an Investor, such Investor shall own, and the Company shall be deemed to have issued to such Investor, such Investor's applicable number of Common Shares and Warrants as of the time of such payment, regardless of whether or when physical certificates evidencing such securities are actually received by the Investor. Nothing herein shall affect the Company's obligation hereunder to deliver certificates representing the Common Shares and Warrants to the Investors.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investor as of the date hereof and the Closing Date:

              (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on SCHEDULE 2.1(a) attached hereto ("SUBSIDIARIES"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations,

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properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement, or any other agreement or document contemplated hereby or thereby.

              (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants ("TRANSACTION DOCUMENTS") and to issue the Common Shares, Warrant Shares and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Common Shares, the Warrant Shares and Warrants, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement, the Registration Rights Agreement and the Warrants have been duly executed and delivered by the Company, (iv) this Agreement, the Registration Rights Agreement and the Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Common Shares, the Warrants and the Warrant Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, the Common Shares, the Warrants and the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

              (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which as of the date hereof, 13,380,433 shares are issued and outstanding, 1,970,859 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and committed pursuant to pending acquisitions, and 758,053 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, of which as of the date hereof, only 12,000 shares are issued and outstanding, all of which are designated Series B Cumulative Convertible Preferred Stock and have been issued to the Investors. All of such outstanding shares have been, or upon issuance will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in SCHEDULE 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or

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commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("SECURITIES ACT" or "1933 ACT") (except the Registration Rights Agreement and except as set forth on SCHEDULE 2.1(c)), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares, the Warrant Shares or the Warrants, and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

              (d) ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement and the Warrants, the Common Shares, Warrant Shares and Warrants will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

              (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Common Shares, the Warrant Shares and the Warrants will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market ("PRINCIPAL MARKET") or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (z) only), would be material to the Company or its Subsidiaries or interfere with the performance of its obligations under the Transaction Documents. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or

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self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents or the issuance of the Common Shares, the Warrant Shares and the Warrants in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and the Closing Date and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

              (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as set forth on
Schedule 2.1(f), since December 31, 1998 the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Investor or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.2(b) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof.

              (g) ABSENCE OF CERTAIN CHANGES. Since December 31, 1998 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently

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expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

              (h) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except which individually and in the aggregate, respectively, would be reasonably likely to result in liability to the Company in excess of $50,000 and $100,000, respectively.

              (i) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Common Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

              (j) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

              (k) NO INSIDE INFORMATION. The Company has not provided and, the Company shall not provide, any Investor with any non-public information.

              (l) NO INTEGRATED OFFERING. Except for the transactions consummated pursuant to the Preferred Stock Agreements, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Common Shares, Warrant Shares and Warrants to the Investor to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Common Shares or Warrant Shares to be integrated with other offerings.

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              (m) EMPLOYEE RELATIONS. Neither the Company nor any of its
Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

              (n) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

              (o) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

              (p) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 2.1(p) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the

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Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

              (q) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole.

              (r) REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

              (s) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (t) FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

              (u) TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and
(i) has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (ii) has set aside on its books provisions

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reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

              (v) CERTAIN TRANSACTIONS. Except as set forth in the SEC Documents filed on EDGAR at least thirty (30) Trading Days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 2.1(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (w) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants purchased pursuant to this Agreement will increase in certain circumstances. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Warrant Shares upon exercise of the Warrants purchased pursuant to this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

              (x) APPLICATION OF TAKEOVER PROTECTIONS. There are no anti-takeover provisions contained in the Company's Certificate of Incorporation or otherwise which will be triggered as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Common Shares and Warrants and the Investor's ownership of the Common Shares and Warrant Shares.

              (y) RIGHTS PLAN. Neither the Company nor any of its Subsidiaries has adopted a shareholder or rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

              (z) MARKET CAPITALIZATION. As of the date hereof, the aggregate market value of the voting common equity of the Company held by non-affiliates of the Company is greater than $100 million.

              (aa) OBLIGATIONS ABSOLUTE. Each of the Company and the Investor agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, each party's

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obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

              (bb) ISSUANCE OF COMMON SHARES AND WARRANT SHARES. The Common Shares and Warrant Shares are duly authorized and reserved for issuance and, upon purchase of the Common Shares pursuant hereto and purchase of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof, such Common Shares and Warrant Shares, respectively, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the New York Stock Exchange or the American Stock Exchange, or the Nasdaq small cap market (collectively with the Principal Market, the "APPROVED MARKETS"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

              (cc) FORM S-3. Except for any ineligibility due to the late SEC filings described on Schedule 2.1(f), the Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) is permitted to be used for the transactions contemplated hereby under the 1933 Act and rules promulgated thereunder.

              (dd) BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby, except for the broker's fee of Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline"), which shall be paid by the Company out of the Closing proceeds.

              (ee) NAME CHANGE. The Company's name was changed from "Research Engineers, Inc." to "netGuru, Inc." as of February 25, 2000, and such corporate name change has not had nor will have any affect on the rights, assets, interests, obligations or liabilities of the Company or affect in any way the representations and warranties herein pertaining to the Company (which apply to the Company under both of such names).

              (ff) INTERRA GLOBAL LIMITED. The Company has directly or indirectly acquired at least 73% of Interra Global Limited of India ("Interra") pursuant to an agreement between the Company, Interra and its equity holders (the "Interra Transaction"). Such agreement is in full force and effect and enforceable by the Company, and a copy of such agreement (together with any amendments thereto or documents relating thereto) has been furnished to the Investors to the extent requested by them. Interra now owns a 15 year Internet Service Provider ("ISP") license (subject to revocation) covering all of India pursuant to a Category A unrestricted license by the Ministry of Telecommunications, Government of India. The Company is currently effectively controlling all of Interra, including without limitation serving in a management and/or policy making capacity for Interra's India ISP business.

         Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

              (a) ACCREDITED INVESTOR STATUS; SOPHISTICATED INVESTOR. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Common Shares, Warrant Shares and the Warrants.

              (b) INFORMATION. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Common Shares, the Warrant Shares and the Warrants which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in Section 2.1 above. The Investor understands that its investment in the Common Shares, the Warrant Shares and the Warrants involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares, the Warrant Shares and the Warrants.

              (c) NO GOVERNMENTAL REVIEW. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares, the Warrant Shares and the Warrants or the fairness or suitability of the investment in the Common Shares, the Warrants and Warrant Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares, the Warrant Shares and the Warrants.

              (d) LEGENDS. The Company shall issue certificates for the Common Shares, the Warrant Shares and the Warrants to the Investor without any legend except as described in Article VI below. The Investor covenants that, in connection with any transfer of Common Shares by the Investor pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Investor.

              (e) AUTHORIZATION; ENFORCEMENT. Each of this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

              (f) RESIDENCY. The Investor is a resident of the jurisdiction indicated on SCHEDULE I.

              (g) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Investor.

              (h) INVESTMENT REPRESENTATION. The Investor is purchasing the Common Shares (and, if applicable, the Warrant Shares) and the Warrants for its own account and not with a view to distribution in violation of any securities laws. The Investor has been advised and understands that neither the Common Shares, the Warrant Shares nor the Warrants have been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Investor has been advised and understands that the Company, in issuing the Common Shares, the Warrant Shares and Warrants, is relying upon, among other things, the representations and warranties of the Investor contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

              (i) RULE 144. The Investor understands that there is no public trading market for the Warrants, that none is expected to develop, and that the Warrants, Common Shares and Warrants may not be sold until such Warrant Shares, Warrants or Common Shares are registered under the 1933 Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

              (j) BROKERS. The Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Investor relating to this Agreement or the transactions contemplated hereby except for the broker's fee of Shoreline which shall be paid by the Company out of the Closing proceeds.

              (k) RELIANCE BY THE COMPANY. The Investor understands that the Common Shares, Warrant Shares and Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Common Shares, Warrant Shares and Warrants.

                                  ARTICLE III

                                    COVENANTS
                                    ---------

         Section 3.1 REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. Until such time as no Common Shares are held by the Investor and no Warrants are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Common Shares are held by the Investor and no Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares and Warrant Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Act, and shall continue such listing(s) on one of the Approved Markets, for so long as any Common Shares are held by the Investor or Warrants are outstanding.

         Section 3.2 CERTIFICATES ON EXERCISE. Upon any exercise by the Investor (or then holder of Warrants) of the Warrants, the Company shall issue and deliver to the Investor (or holder) within three (3) trading days of the exercise date a new Warrant or Warrants for the number of Warrant Shares which the Investor (or holder) has not yet elected to exercise but which are evidenced in part by the Warrant(s) submitted to the Company in connection with such exercise (with the denominations of such new Warrant(s) designated by the Investor or holder).

         Section 3.3 REPLACEMENT CERTIFICATES. The certificate(s) representing the Common Shares held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as requested by the Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         Section 3.4 SECURITIES COMPLIANCE. The Company shall notify the SEC and the Principal Market, in accordance with their requirements (except for any requirements which require filing of such notice prior to the date hereof), of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Shares and Warrants hereunder and the Warrant Shares issuable upon exercise thereof.

         Section 3.5 NOTICES. The Company agrees to provide all holders of Common Shares and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.6 USE OF PROCEEDS. The Company agrees that the net proceeds received by the Company from the sale of the Common Shares hereunder and payment of the exercise price of the Warrants shall be used for legally permitted corporate purposes.

         Section 3.7 RESERVATION OF SHARES; STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the issuance of the Common Shares hereunder and the issuance of the Warrant Shares upon exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the issuance of all such Common Shares and the issuance of all such Warrant Shares upon exercise of all of the Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the issuance of all such Common Shares and the issuance of all such Warrant Shares upon exercise of the then outstanding Warrants, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval and taking all other actions necessary or advisable. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of issuance of the Warrant Shares upon exercise of the Warrants, such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the number of Warrant Shares issuable upon exercise of all of the Warrants, computed as if all Warrants are exercisable at the then Exercise Price (as defined in the Warrants). If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect such exercise of all the then outstanding Warrants, the Investor shall be entitled to, INTER ALIA, the redemption rights provided in the Registration Rights Agreement.

         Section 3.8 BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

         Section 3.9 FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Common Shares, the Warrant Shares and the Warrants, as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Common Shares, the Warrant Shares and the Warrants for sale to the Investor under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

         Section 3.10 PUBLICITY. The Company shall issue a press release with respect to such transactions if so requested by Investor.

         Section 3.11 SHAREHOLDER RIGHTS PLAN. None of the acquisitions of Common Shares, Warrant Shares or Warrants nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the exercise of the Warrants will in any event under any circumstances trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

         Section 3.12 FINANCIAL INFORMATION. The Company agrees to send the following to the Investor for so long as any Common Shares issued hereunder are held by the Investor or Warrants are outstanding: (i) on the same day as the release thereof, facsimile or e-mail copies of all press releases issued by the Company or any of its Subsidiaries; and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

         Section 3.13 TRANSACTIONS WITH AFFILIATES. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

         Section 3.14 PREFERRED STOCK AGREEMENTS. Nothing contained in this Agreement, the Registration Rights Agreement or the Warrants, or in any other instrument contemplated hereby or thereby, shall modify, amend, terminate or in any way affect any of the Investors' rights or the Company's obligations under or with respect to the Preferred Stock Agreements, and all such rights and obligations shall be in addition to any and all rights and obligations hereunder, except that Schedule A to the Registration Rights Agreement shall replace and supercede Schedule A to the registration rights agreement included in the Preferred Stock Agreements.

                                   ARTICLE IV

                          TRANSFER AGENT INSTRUCTIONS.
                          ----------------------------

         The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Common Shares issued hereunder and the Warrant Shares issued upon exercise of the Warrants in such amounts as specified by the Investor (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Company warrants that no instruction relating to the Common Shares or Warrant Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Shares and Warrant Shares shall be freely transferable on the books and records of the Company as contemplated by Article VI below when the legend referred to therein may be removed. Nothing in this Article IV shall affect in any way the Investor's obligations and agreements set forth in Section 2.2(d) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares and Warrant Shares. The Company shall instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the

Company of the provisions of this Section, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE V

                             CONDITIONS TO CLOSINGS
                             ----------------------

         Section 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE COMMON SHARES AND WARRANTS. The obligation hereunder of the Company to issue and/or sell the Common Shares and the Warrants to the Investor at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) ACCURACY OF THE INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time.

              (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing including payment of the purchase price set forth on Schedule I.

              (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

              (d) CERTIFICATE. The Investor shall have delivered a certificate to the Company certifying that the representations and warranties of the Investor contained in Section 2.2 are true and correct in all material respects as of the Closing Date.

         Section 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO PURCHASE THE COMMON SHARES AND WARRANTS. The obligation hereunder of the Investor to acquire and pay for the Common Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Investor's benefit and may be waived by the Investor at any time in its sole discretion.

              (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

              (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of certificates representing the Common Shares and Warrants issued to Investor (provided that stock certificates may be delivered within 3 business days following closing pursuant to Section 1.3(b)).

              (c) NASDAQ TRADING. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on the Principal Market or another Approved Market.

              (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement. The NASD shall not have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

              (e) OPINION OF COUNSEL. At the Closing, the Investor shall have received an opinion of counsel to the Company in the form attached hereto as Exhibit A and such other opinions, certificates and documents as the Investor or their counsel shall reasonably require incident to the Closing.

              (f) REGISTRATION RIGHTS AGREEMENT. The Company and the Investor shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT C attached hereto.

              (g) OFFICER'S CERTIFICATE. The Company shall have delivered to the Investor a certificate in form and substance satisfactory to the Investor and the Investor's counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

              (h) PREFERRED STOCK AGREEMENTS. The Company shall not be in breach of any of its representations, warranties, covenants, obligations or agreements contained in the Preferred Stock Agreements (except for the Company's failure to timely file the registration statement required by the Preferred Stock Agreements).

              (i) MISCELLANEOUS. The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement or the Investor or its counsel may reasonable request.

                                   ARTICLE VI

                                LEGEND AND STOCK
                                ----------------

         Upon payment therefor as provided in this Agreement, the Company will issue one or more certificates representing the Common Shares and Warrants in the name the Investor or its designees and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Common Shares, Warrants or Warrant Shares, prior to such securities being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend substantially in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue Common Shares, Warrant Shares or Warrants without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Common Shares or Warrants or the Warrant Shares issuable upon exercise of the Warrants pursuant to Rule 144 under the Act, or
(ii) such Common Shares or the Warrant Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or
(iii) such securities have been registered under the 1933 Act.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares and any Warrant Shares issued pursuant to exercise of the Warrants shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Warrant Shares and Common Shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such Common Shares or Warrant Shares pursuant to Rule 144 under the 1933 Act, or the holder is permitted to dispose of such Common Shares or Warrant Shares pursuant to Rule 144(k) under the 1933 Act, (ii) such Common Shares or Warrant Shares are registered for resale under the 1933 Act, or (iii) such Common Shares or Warrant Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares or Warrant Shares without such legend. Any Common Shares or Warrant Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Investor agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investor by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                  ARTICLE VII

                                   TERMINATION
                                   -----------

         Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

         Section 7.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors of the Company or by the Investor at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).


                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         In consideration of the Investor's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the Common Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Common Shares or (iii) the status of the Investor or holder of the Common Shares, Warrant Shares or Warrants as the Investor in the Company and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VIII shall be the same as those set forth in Section 6 (other than Section 6(b)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.


                                   ARTICLE IX

                          GOVERNING LAW, MISCELLANEOUS.
                          -----------------------------

         Section 9.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

         Section 9.2 COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         Section 9.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 9.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 9.5 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS.

              (a) This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

              (b) The Investor may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Investor may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Investor in accordance with its terms; PROVIDED, however, that the voluntary waiver contemplated by this sentence may not reduce the Investor's obligations to the Company under the Transaction Documents.

         Section 9.6 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery OR (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                           netGuru, Inc.
                           22700 Savi Ranch Parkway
                           Yorba Linda, California  92887
                           Telephone:       (714) 974-2500
                           Facsimile:       (714) 974-4771
                           Attention:       Jyoti Chatterjee

         With a copy to:

                           Larry A. Cerutti
                           Rutan & Tucker, LLP
                           611 Anton Boulevard, Fourteenth Floor
                           P.O. Box 1950
                           Costa Mesa, CA  92626
                           Telephone:       (714) 641-5100
                           Facsimile:       (714) 546-9035

         If to the Transfer Agent:

                           American Stock Transfer and Trust Company
                           40 Wall Street
                           46th Floor
                           New York, New York  10005
                           Attention:       Barry Rosenthal

         If to the Investor:

                           Elliott Associates, L.P.
                           c/o Elliott Management Corporation
                           712 Fifth Avenue, 36th Floor
                           New York, New York  10019
                           Telephone:       212-506-2999
                           Facsimile:       212-974-2093 and (212) 586-9467
                           Attention:       Brett Cohen

                           and

                           Westgate International, L.P.
                           c/o Elliott Management Corporation
                           712 Fifth Avenue, 36th Floor
                           New York, New York  10019
                           Telephone:       212-506-2999
                           Facsimile:       212-974-2093 and (212) 586-9467
                           Attention:       Brett Cohen

         With a copy to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue, 18th Floor
                           New York, New York 10176
                           Telephone:       212-986-6000
                           Facsimile:       212-986-8866
                           Attention:       Stephen M. Schultz

         Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

         Section 9.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the

Investor, including by merger or consolidation. The Investor may assign some or all of its rights hereunder to any assignee of the Common Shares, Warrants or Warrant Shares who is an Accredited Investor, as defined in Rule 501(a) under the 1933 Act (in each case, a "PERMITTED ASSIGNEE"); PROVIDED, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, the Investor shall be entitled to pledge the Common Shares, Warrant Shares and Warrants in connection with a bona fide margin account.

         Section 9.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 SURVIVAL. The representations, warranties and agreements of the Company and the Investor contained in the Agreement shall survive each of the Closing.

         Section 9.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.11 PLACEMENT AGENT. The Investor and the Company each acknowledges and warrants that it has not engaged any placement agent in connection with the sale of the Common Shares, the Warrant Shares and the Warrants other than Shoreline, whose fees will be paid exclusively by the Company. The Company and the Investor shall each be responsible for the payment of any other fees or commissions of placement agents or brokers engaged, directly or indirectly, by the Company or the Investor, respectively, in connection with the purchase of the Common Shares, the Warrant Shares and the Warrants by the Investor. The Company and the Investor shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         Section 9.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 9.13 REMEDIES. The Investor and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and the Registration Rights Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law (including without limitation the Preferred Stock Agreements). Any person having any rights under any provision of this Agreement or the Registration Rights Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or the Registration Rights Agreement and to exercise all other rights granted by law. The Investor and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

         Section 9.14 PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Investor hereunder or under the Registration Rights Agreement or the Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 9.15 DAYS. Unless the context refers to "business days" or "Trading Days", all references herein to "days" shall mean calendar days.

         Section 9.16 RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not fully perform its related obligations within the periods therein provided, then the Investor in its sole discretion may rescind or withdraw from time to time any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.


COMPANY:                                     INVESTOR:

NETGURU, INC.                                WESTGATE INTERNATIONAL, L.P.
                                             By: ELLIOTT INTERNATIONAL
                                                 CAPITAL ADVISORS INC., as
                                                 attorney-in-fact


By: /s/ Jyoti Chatterjee                         By: /s/ Paul E. Singer
   ---------------------------                       ---------------------------
    Name:     Jyoti Chatterjee                   Name:      Paul E. Singer
    Title:    President                          Title:     President



                                             ELLIOTT ASSOCIATES, L.P.


                                             By: /s/ Paul E. Singer
                                                 -------------------------------
                                             Name:          Paul E. Singer
                                             Title:         General Partner

LIST OF SCHEDULES
-----------------

Schedule 2.1(a)                                    Subsidiaries
Schedule 2.1(c)                                    Capitalization
Schedule 2.1(p)                                    Title
Schedule I                                         Investors

LIST OF EXHIBITS
----------------

EXHIBIT A                                          Opinion of Counsel
EXHIBIT B                                          Warrant
EXHIBIT C                                          Registration Rights Agreement

                                                       SCHEDULE I
                                                       ----------

                                                                                WARRANTS TO PURCHASE THE
                                         JURISDICTION OF         NUMBER OF         FOLLOWING NUMBER OF             PURCHASE
     INVESTOR                             ORGANIZATION         COMMON SHARES         WARRANTS SHARES                 PRICE
     --------                             ------------         -------------         ---------------                 -----

     Elliott Associates, L..P.        Delaware, U.S.A.            100,000                 30,000                   $1,650,000

     Westgate International, L.P.     Cayman Islands, B.W.I.      100,000                 30,000                   $1,650,000
